Exhibit 99.1

AGREEMENT RESPECTING SEPARATION PAYMENT

                This Agreement Respecting Separation Payment (“Agreement”) is entered into by and between AXT, Inc., a Delaware corporation (“AXT”), and Morris S. Young, an individual (“Employee”), as of March 29, 2005 (the “Effective Date”).

                WHEREAS, AXT employs Employee as its Chief Executive Officer, China Operations;

                WHEREAS, AXT pays Employee an annual salary of Two Hundred and Twelve Thousand Dollars ($212,000) per year as of the Effective Date (“Employee’s Salary”);

                WHEREAS, AXT wishes to provide Employee with incentives to remain employed with AXT in light of the move of all of its manufacturing operations to the People’s Republic of China and Employee wishes to continue his employment with AXT;

                NOW, THEREFORE, in consideration of the mutual promises and conditions contained in this Agreement, the parties agree as follows:

•                              1.             Retention Payments

                (a)           If Employee is terminated by AXT without Cause (as defined in Section 2, below) on or before December 31, 2006, he shall receive within twenty-eight (28) days of his separation from service from AXT (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code) a separation bonus in the gross amount of two (2) times Employee’s Salary, provided he signs a release of claims in a form satisfactory to AXT at least seven (7) days before the time of such payment.  AXT shall withhold from such payment all deductions required by applicable law.  Employee shall not be eligible for any other severance or separation payment from AXT under these circumstances.

                (b)           If Employee resigns or is terminated by AXT without Cause (as defined in Section 2, below) on or after January 1, 2007, he shall receive within twenty-eight (28) days of his separation from service from AXT (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code) a separation bonus in the gross amount of two (2) times Employee’s Salary, provided he signs a release of claims in a form satisfactory to AXT at or before the time of such payment.  AXT shall withhold from such payment all deductions required by applicable law.  Under these circumstances, Employee shall also be eligible for such separation payments as AXT may be making available to other management employees, on the same terms such payments are made available to them, at the time of his separation from service with AXT.

•                              2.             Cause

                As used in this Agreement, Cause for termination shall mean and include:

                (a)           Employee committing any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude;

                (b)           Employee breaching or neglecting the duties he is required to perform as an employee of AXT;

                (c)           Employee engaging in willful misconduct in the performance of his duties as an AXT employee, committing insubordination (in the sole, reasonable discretion of AXT’s CEO or Board of Directors), or otherwise failing to perform his duties as directed by AXT’s CEO; or

                (d)           Employee being found guilty of, being convicted of, or pleading guilty or nolo contendore to a felony or crime of moral turpitude, or other serious offense.

•                              3.             Compliance with Section 409A.

AXT and Employee intend this Agreement to meet the requirements of Section 409A of the Internal Revenue Code, the regulations thereunder, and any additional guidance provided by the Treasury Department.  This Agreement shall be interpreted in such a way as to meet such requirements and if necessary amended retroactively to meet such requirements.

•                              4.             Outside Activities

While employed by AXT, and unless otherwise agreed in writing, Employee will not:  1) Undertake any other form of employment or other activity that may negatively affect the performance of his duties as an employee of AXT; 2) Directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of AXT or any parent, subsidiary or affiliate.  Following Employee’s employment with AXT, he will not engage in unfair competition with AXT or any parent, subsidiary or affiliate, aid others in any unfair competition with AXT or any parent, subsidiary or affiliate, in any way breach the confidence that AXT or any parent, subsidiary or affiliate has placed in him.

•                              5.             Termination of Employment

Notwithstanding any other term of this Agreement or of any AXT policy, Employee’s employment with AXT can end through termination for reasons other than Cause, as defined in Section 2(c), above, in the following ways, among others:

(a)           By Disability.  If, in the sole opinion of AXT’s CEO, Employee is prevented from properly performing his duties by reason of any physical or mental incapacity for a period of more than ninety (90) days in the aggregate in any twelve-

month period, then to the extent permitted by law, his employment with AXT shall terminate.

(b)           Without Cause.  AXT reserves the right to terminate Employee at any time during the term of this Agreement, without Cause or for any reason whatsoever upon written notice to Employee.

(c)           Mutual Consent. Employee’s employment may be terminated upon mutual written consent of him and AXT.  AXT’s total liability to Employee in the event of termination of employment under this subsection shall be limited to the payment of his salary and other earned compensation through the effective date of termination.

(d)           Employee’s Resignation.  Employee may terminate his employment during the term of this Agreement by providing AXT with written notice of such termination.  AXT’s total liability to Employee in the event of termination of employment under this subsection on or before December 31, 2006, will be limited to the payment of his salary and benefits through the effective date of termination.  If Employee terminates his employment with AXT under this subsection on or after January 1, 2007, AXT shall pay him his salary and benefits through the effective date of his termination and he shall be eligible for the benefits described in Section 1(b), above.

(e)           By Death.  Employee’s employment shall be terminated upon his death, in which event AXT shall pay his estate all compensation to which he would have been entitled under this Agreement had he been terminated without Cause (as defined in Section 2 (c)) on the date of his death.

(f)            Offices.  Upon termination of employment for any reason whatsoever, Employee shall be deemed to have resigned from all offices and directorships then held with AXT.

•                              6.             Arbitration

(a)           Arbitration Required.

Any dispute, claim, or controversy arising out of or related to this Agreement shall be resolved exclusively through final and binding arbitration.  Any demand for arbitration must be made within one (1) year of the termination of employment, provided, however, that if a claim arose under a statute or other rule of law providing for a longer time to file a claim, that statute or rule shall govern.

(b)           Costs or Fees.

All administrative costs of the arbitration, such as arbitrator and court reporting fees, shall be divided equally between AXT and Employee, unless otherwise required by law.  Each party shall bear its other costs of arbitration, including attorney’s fees, provided, however, that the arbitrator(s) may award attorney’s fees to the prevailing party under the provisions of any applicable law.

                                (c)           Representation.

                                                                Employee may, but is not required to, have an attorney represent him in preparation for and during the arbitration.  If Employee decides to use an attorney, Employee shall be solely responsible for the payment of his attorney’s fees and costs, subject to any statutory authority of the arbitrator to order reimbursement by Company.

                                (d)           Arbitration Procedure.

                                                                All disputes subject to arbitration under this Agreement shall be resolved pursuant to the then current Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The arbitrator shall have the authority to make any award that would be made by a court, but the arbitrator shall not have the authority to amend, modify, supplement or change the terms and conditions of employment set forth in this Agreement or the Company’s policies.

                                (e)           Location.

                                                                The location of the arbitration shall be in Alameda County or San Francisco, California.

                                (f)            Waiver of Right to Jury Trial.

                                                                Employee agrees that if for any reason any dispute or controversy between him and AXT arising from or related to this Agreement is resolved in court rather than through arbitration, then trial of that dispute will be to a judge sitting without a jury, and Employee specifically waives any right he may have to trial by jury of any such dispute or controversy.

                                (g)           Survival.

                                                                Employee’s agreement to arbitrate and the terms of this Section 6 will survive and the termination of Employee’s employment with Company.

                                (h)           Employee Acknowledgment.

                                                                Employee understands that he electing to resolve any dispute, claim or controversy described in section 5(a), above, in an arbitral forum rather than a judicial forum and that he is giving up the right to a jury trial of any such dispute, claim, or controversy.

•                              7.             Modification

Any modification of the terms of this Agreement will be effective only if and to the extent such modification is in a writing signed by Employee and by the CEO of AXT.

•                              8.             Assignment

In view of the personal nature of the services Employee will perform for AXT, Employee cannot assign or transfer any of his rights or obligations under this Agreement.

•                              9.             Severability

If any of the provisions (or any part of any provision) of this Agreement are found to be unenforceable, then the remaining provisions (or part(s) thereof) shall nonetheless remain in full force and effect.

•                              10.          Entire Agreement

The terms of this Agreement constitute the entire agreement between AXT and Employee pertaining to the subject matter hereof and supersede all prior or contemporaneous written or verbal agreements and understandings in connection with the subject matter hereof.

•                              11.          Governing Law

Employee’s rights and obligations as an employee of AXT and under this Agreement shall be governed by the laws of the State of California without regard to the choice-of-law rules thereof.  In any action to enforce an arbitration award under Section 5, AXT and Employee specifically consent to the jurisdiction of the courts located in Alameda County, California.

AXT, Inc.			Morris S. Young

By:	/s/ Jesse Chen	By:	/s/ Morris S. Young

Date:	March 29, 2005	Date:	March 29, 2005